Calculation of Filing Fee Tables
S-3
Four Corners Property Trust, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, par value $0.0001 per share	457(o)			$ 406,066,240.00	0.0001381	$ 56,077.75
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities	2	Equity	Common Stock, par value $0.0001 per share	415(a)(6)			$ 93,933,760.00			S-3	333-268205	11/07/2022	$ 13,864.62
			Total Offering Amounts:				$ 500,000,000.00		$ 56,077.75
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 56,077.75
Offering Note
[1]	The registration fee is calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the "Securities Act"), based on the proposed maximum aggregate offering price, and Rule 457(r) under the Securities Act. In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant initially deferred payment of all of the registration fee for Registration Statement No., 333-291165 except with respect to unsold securities that have been previously registered.

[2]	Four Corners Property Trust, Inc. (the "Company") previously registered the offer and sale of shares of common stock having an aggregate offering price of up to $500,000,000 by means of a prospectus supplement filed pursuant to Rule 424(b)(5) under the Securities Act on September 17, 2024 (the "2024 ATM Prospectus Supplement"), pursuant to Four Corner Property Trust Inc.'s registration statement on Form S-3ASR (File No. 333-268205) filed with the Securities and Exchange Commission ("SEC") on November 7, 2022 (the "Prior Registration Statement"). In connection with the filing of the 2024 ATM Prospectus Supplement, the Company made a contemporaneous fee payment in the amount of $68,818.22, reflecting the fee due with respect to the shares of common stock having a maximum aggregate offering price of $500,000,000 to be offered and sold pursuant to the 2024 Prospectus Supplement that were not unsold securities registered pursuant to a prior offering. Of those shares of common stock, shares having an aggregate offering price of $406,066,240 have been sold and shares of common stock with a maximum aggregate offering price of $93,933,760 remain unsold (the "Carry Forward Securities"). Pursuant to Rule 415(a)(6), the offering of the Carry Forward Securities under the Prior Registration Statement was deemed terminated as of the immediate effectiveness of the Company's new registration statement on Form S-3ASR (File No. 333-291165) filed with the SEC on October 30, 2025.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A